DELAWARE GROUP LIMITED-TERM GOVERNMENT FUNDS

Registration No. 811-03363
FORM N-SAR
Semi-Annual Period Ended June 30, 2012

SUB-ITEM 77Q.1: Exhibits

Exhibit Reference

77.Q.1(e).1 Investment Management Agreement (January 4, 2010) by and between
Delaware Group Limited-Term Government Funds and Delaware
Management Company, a series of Delaware Management Business Trust, attached as Exhibit.
WS: MFG_Philadelphia: 862368: v1
WS: MFG_Philadelphia: 862368: v1